Exhibit 99.1

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The Trout Group LLC
Tricia Truehart
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Rexahn Pharmaceuticals Appoints Mark Carthy to Board of Directors

Rockville Maryland, March 3, 2014 - Rexahn Pharmaceuticals, Inc. (NYSE MKT: RNN) a clinical stage biopharmaceutical company, announced today the appointment of Mark P. Carthy to the company's Board of Directors.

"We are very pleased to have Mark join Rexahn’s Board of Directors," said Peter D. Suzdak, Ph.D., Rexahn’s Chief Executive Officer. "Mark’s extensive business and financing experience in the life sciences will be particularly important as we continue the development of our three clinical stage oncology candidates, Archexin®, RX-3117, and Supinoxin™ (RX-5902) for the treatment of multiple types of cancer.”

Dr. Chang Ahn, Ph.D., Chairman of the Board of Directors of Rexahn added, “Mark’s significant industry experience and leadership, which spans over more than 30 years in both pharmaceutical and smaller biotechnology companies, will be a tremendous asset to the Company. We welcome Mark to the Board of Directors and I am confident he will assist Rexahn in continuing to build value for our stockholders while we develop potentially life-saving treatments for patients."

Mr. Carthy is the Managing Partner of Orion Equity Partners, LLC, a healthcare venture capital management and advisory firm co-founded by Mr. Carthy in 2008. Prior to founding Orion, Mr. Carthy was a Venture Partner and General Partner at Oxford Bioscience Partners, an early stage venture capital firm that provides equity financing and management assistance to companies within the life sciences, technology, energy and healthcare sectors. From 1998 until 2000, Mr. Carthy served as the Biotechnology Portfolio Manager at Morningside Ventures where he focused on early stage private equity investments. Previously, he was Chief Business Officer of Cubist Pharmaceuticals and Senior Director of Business Development at Vertex Pharmaceuticals. Mr. Carthy served as a member of the board of the New England Venture Capital Association from 2006 until 2013 and was listed on the Forbes Midas List in 2009 as one of the leading venture capitalists. He received a Bachelor of Chemical Engineering from the University College Dublin, Ireland, a Master of Science in Chemical Engineering from the University of Missouri and a Master of Business Administration from the Harvard Graduate School of Business Administration.

About Rexahn Pharmaceuticals, Inc.
Rexahn Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to developing best-in-class therapeutics for the treatment of cancer. Rexahn currently has three clinical stage oncology candidates, Archexin®, RX-3117, and Supinoxin™ (RX-5902), and a robust pipeline of preclinical compounds to treat multiple types of cancer. Rexahn has also developed proprietary drug discovery platform technologies in the areas of Nano-Polymer-Drug Conjugate Systems (NPDCS), nano-medicines, 3D-GOLD, and TIMES. For more information, please visit www.rexahn.com.

Safe Harbor
To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn’s plans, objectives, expectations and intentions with respect to future operations and products and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of Rexahn’s licensees or sublicensees; the success of clinical testing; and Rexahn’s need for and ability to obtain additional financing. More detailed information on these and additional factors that could affect Rexahn’s actual results are described in Rexahn’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.